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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.


I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File No. 333-45592).



                                          /s/ James F. Eldridge, Esq.
                                          --------------------------------
                                          James F. Eldridge, Esq.
                                          General Counsel
                                          Executive Vice President,
                                          Corporate Legal; Secretary

February 19, 2001